EXHIBIT 23

CONSENT OF ATTORNEYS

                Reference is made to the Registration Statement of CEL-SCI Corporation (File #333-266558), whereby the Company proposes to sell shares of its common stock. Reference is also made to Exhibit 5.1 included as part of this 8-K report relating to the validity of the securities proposed to be sold.

                We hereby consent to the use of our opinion concerning the validity of the securities proposed to be issued and sold.

December 26, 2019

HART & HART, LLC

/s/ William T. Hart

William T. Hart